UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2012

Deluxe Corporation

(Exact Name of Registrant as Specified in Charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On November 9, 2012, Deluxe Corporation (the “Company”) issued a press release announcing its intention to offer $200 million aggregate principal amount of its Senior Notes due 2020 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 135c under the Securities Act, the press release announcing this matter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 9, 2012, the Company also issued a press release announcing its commencement of a tender offer to purchase for cash any and all of its outstanding 7.375% Senior Notes due 2015 (the “Notes”), along with a related consent solicitation to amend the indenture governing the Notes. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

99.1                        Press Release of Deluxe Corporation dated November 9, 2012, announcing the private offering

99.2                        Press Release of Deluxe Corporation dated November 9, 2012, announcing the tender offer and consent solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELUXE CORPORATION

Date: November 9, 2012

	By:	/s/ Terry D. Peterson
		Name:	Terry D. Peterson
		Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Deluxe Corporation dated November 9, 2012, announcing the private offering

99.2	Press Release of Deluxe Corporation dated November 9, 2012, announcing the tender offer and consent solicitation